UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2023
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Peloton Interactive, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39058	47-3533761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, Sixth Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (929) 567-0006

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2023, Jonathan Mildenhall notified Peloton Interactive, Inc. (the “Company”) of his resignation from the Company’s Board of Directors (the “Board”) as a Class II director, effective December 19, 2023. The circumstances giving rise to Mr. Mildenhall’s departure are not the result of any disagreement with the Company on any subject, including its operations, policies or practices.

On December 19, 2023, the Board appointed Christopher Bruzzo as a director to fill the vacancy on the Board resulting from Mr. Mildenhall’s departure, effective December 19, 2023. Mr. Bruzzo will serve as a Class III director with a term expiring at the Company’s annual meeting of stockholders to be held in 2025, until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. Mr. Bruzzo may, in the future, serve on one or more of the committees of the Board.

Mr. Bruzzo served as the Executive Vice President and Chief Experience Officer of Electronic Arts from September 2014 through June 2023. Mr. Bruzzo has more than 20 years of experience working for global consumer brands, with extensive knowledge in marketing, brand management, digital strategy and communications. Amongst other roles, Mr. Bruzzo previously served as the Senior Vice President, Channel Brand Management for Starbucks Corporation from 2007 to 2014, Vice President, Marketing and Public Relations for Amazon.com Inc. from 2003 to 2006, and Assistant Vice President, Communications for Regence Blue Shield from 1998 to 2003. Mr. Bruzzo was the founding executive sponsor and advocate for Somos EA, Electronic Arts’ Latinx employee resource group, and is a member of the Latino Corporate Directors Association. Mr. Bruzzo currently serves on board of directors of Boot Barn Holdings, Inc., a retail public company, MoneyGram International, a private financial technology company, and on the advisory boards of Wize, an education technology startup, and Mission Scholars, a non-profit that provides college access to low-income students. Mr. Bruzzo holds a bachelor of arts degree in political science from Whitworth University.

Mr. Bruzzo will be eligible to receive compensation for his service on the Board under the Company’s director compensation program, which provides for equity awards in the form of restricted stock units and is composed of: (i) an initial grant having an aggregate value of $500,000 and which vests with respect to one third of the total number of shares subject to the award on each annual anniversary of the grant and (ii) an annual grant on the date of the Company’s annual meeting of stockholders having an aggregate value of $325,000 and which vests as to one quarter of the total number of shares subject to such award on each quarterly anniversary thereafter such that the award will be fully vested and exercisable, as applicable, on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of stockholders. The annual grant will be prorated for a partial year of service.

There is no arrangement between Mr. Bruzzo and any person pursuant to which he was selected as director. Mr. Bruzzo has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On December 19, 2023, the Company issued a press release announcing the resignation of Mr. Mildenhall and appointment of Mr. Bruzzo as a director, effective December 19, 2023. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained or incorporated in this Item 7.01, including Exhibit 99.1, is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: December 19, 2023	By:	/s/ Tammy Albarrán
Tammy Albarrán
Chief Legal Officer